UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 10, 2010

TSR, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	0-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (631) 231-0333

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of TSR, Inc. (the “Company”) was held on November 10, 2010 in Hauppauge, New York. Of the 4,038,188 shares outstanding as of the record date, 3,759,607 shares (approximately 93.1%) were present or represented by proxy at the meeting. At the meeting, the Company’s stockholders approved the re-election of Robert A. Esernio as the Company’s sole Class III director, approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split, and ratified the appointment of J.H. Cohn LLP as independent registered public accountants. The results of the voting on the matters submitted to the stockholders were as follows:

1. The election of Robert A. Esernio for Class III Director.

Name	Votes For	Votes Against	Broker Non-Votes
Robert A. Esernio	2,107,660	373,027	1,278,920

2. Approval of an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two at any time prior to May 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote	Shares Not Voted
3,518,818	232,678	8,111	0	0

3. The ratification of the appointment by the Board of Directors of the Company of J.H. Cohn LLP as the independent registered public accountants of the Company to audit and report on its financial statements for the year ending May 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote	Shares Not Voted
3,648,012	105,196	6,399	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

By:	/S/ JOHN G. SHARKEY
Name:	John G. Sharkey
Title:	Vice President and Secretary

Date: November 12, 2010